Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 14, 2005 relating to the consolidated financial statements and financial statement schedule of Cotelligent, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.

/s/ Rowbotham and Company LLP

San Francisco, California

September 7, 2005